UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012 (December 20, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2012, Chesapeake Midstream Development, L.L.C., an indirect wholly owned subsidiary of Chesapeake Energy Corporation (the “Company”), closed the previously announced sale of 100% of the issued and outstanding equity interests in Chesapeake Midstream Operating, L.L.C. (“CMO”) to Access Midstream Partners, L.P. (“ACMP”) for proceeds of $2.16 billion in cash, subject to post-closing adjustments. CMO, together with its subsidiaries, owns certain midstream gas gathering, processing and related assets in the Eagle Ford, Utica, Niobrara, Haynesville and Marcellus shale plays. We refer to this transaction as the “CMO Sale.”

The Company’s historical financial statements reflect the effects of assets owned by CMO that were sold prior to the CMO Sale, including amounts related to CMO’s investment in ACMP that was sold in June 2012. The accompanying financial information required by the CMO Sale adjusts for these transactions in the unaudited pro forma condensed consolidated statements of operations as the assets were owned by CMO at the time of their disposal.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The Company’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 and its unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 that give effect to the CMO Sale are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date: December 27, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

2.1

Unit Purchase Agreement, dated December 11, 2012, between Access Midstream Partners, L.P. and Chesapeake Midstream Development, L.L.C. Incorporated herein by reference to Exhibit 2.1 to Chesapeake’s Current Report on Form 8-K filed on December 17, 2012.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Chesapeake Energy Corporation and subsidiaries.

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